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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" and "Financial Statements of JHVLICO and the Account" in the Prospectus and to the use of our report dated February 8, 2002, with respect to the financial statements of John Hancock Variable Life Insurance Account U, and our report dated March 21, 2002, with respect to the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No.15 to the Registration Statement (form S-6, No. 33-76660).

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
October 8, 2002